UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road
North Billerica, Massachusetts 01862
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2022, the Board of Directors of Lantheus Holdings, Inc. (the “Company”) appointed Paul Blanchfield as the Chief Operating Officer of the Company and its subsidiaries, effective June 15, 2022.

Mr. Blanchfield, 42, had previously served as the Company’s Chief Commercial Officer, a position he held since January 2020. Prior to joining the Company, Mr. Blanchfield served as the Head of the U.S. Immunology Business Unit at Takeda Pharmaceutical Co., managing a multi-billion dollar P&L covering multiple rare diseases products. Prior to his time at Takeda, Mr. Blanchfield served in several different roles at Shire Plc across almost 6 years, including as the Head of U.S. Immunology, General Manager of Nordic-Baltics, Head of Corporate Strategy, and Chief of Staff to the CEO. In his time at Shire, Mr. Blanchfield launched multiple products, worked across nine different countries, oversaw a restructuring to increase commercial focus and reduce costs, and led efforts in M&A, corporate defense, integration, and long-term corporate and portfolio strategy. Prior to his time at Shire, Mr. Blanchfield worked at McKinsey & Company for 5 years, where he focused on health care, marketing, and sales. Mr. Blanchfield earned a Master’s of Business Administration and Master of Arts in Education from Stanford University and an AB in Economics from Duke University.

In connection with Mr. Blanchfield’s appointment as Chief Operating Officer, his annual base salary will be increased to $508,000 and his target annual bonus will be increased to 60% of his annual base salary. Following commencement of his new position, Mr. Blanchfield will also be granted equity incentive awards valued at $453,750 in the aggregate (based on the closing price of a share of the Company’s common stock on July 15, 2022). The equity incentive awards will be comprised of 50% of the aggregate value of the equity incentive award granted in the form of restricted stock units with vesting in three equal annual installments over three years and 50% of the aggregate value of the equity incentive award granted in the form of stock options, with the number of underlying shares determined in reference to the Black-Scholes value of the stock options on July 15, 2022, and with vesting in three equal annual installments over three years.

There are no arrangements or understandings between Mr. Blanchfield and any other persons pursuant to which he was appointed as principal operating officer, there are no family relationships among any of the Company’s directors or executive officers, and Mr. Blanchfield has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release, dated June 15, 2022, announcing the appointment of Mr. Blanchfield as Chief Operating Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Lantheus dated June 15, 2022, announcing the appointment of Paul Blanchfield as Chief Operating Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/S/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 15, 2022